Exhibit 10.1
AMENDMENT TO
EMPLOYMENT AGREEMENT
          This Amendment to Employment Agreement (the “Amendment”) is made as of February 4, 2009, and is effective as of September 29, 2008, between Ames True Temper, Inc. (the “Company”) and Duane R. Greenly (the “Executive”).
          WHEREAS, the Company and the Executive entered into an Amended and Restated Employment Agreement dated as of June 28, 2004 (the “Employment Agreement”); and
          WHEREAS, the Company and the Executive now desire to amend the Employment Agreement in accordance with the terms and conditions set forth herein.
          NOW THEREFORE, it is hereby agreed that:
1.	Section 1 of the Employment Agreement is amended by replacing “COO” each time such word appears with “President and Chief Executive Officer”.

2.	Section 3 of the Employment Agreement is amended by replacing the first two sentences with the following:

“Executive shall report to and be subject to the direction of the Board of Directors (the “Board”) of CHATT Holdings LLC (“CHATT”). Executive shall perform and discharge such duties and responsibilities for the Company as the Board of CHATT may from time to time reasonably assign Executive. Executive understands and acknowledges that such duties shall be subject to revision and modification by the Board of CHATT, as appropriate, upon reasonable notice to Executive.”

3.	Section 4(a) of the Employment Agreement is amended by replacing “$241,020” with “$400,000.12”.

4.	Section 4(b) of the Employment Agreement is deleted in its entirety and replaced with the following:

“Discretionary Bonus. During the portion of the Employment Period beginning September 29, 2008, Executive shall be eligible to receive an annual cash bonus in such amount, if any, as determined by the Board of CHATT in its sole discretion based upon the achievement of goals and objectives approved by the Board of CHATT. Subject to the foregoing sentence, the target annual bonus is 100% of Executive’s Base Salary.”

5.	Section 9(b)(iii) of the Employment Agreement is amended by replacing “COO” with “President and Chief Executive Officer”.

6.	Defined terms used herein and not otherwise defined shall have meanings given them in the Employment Agreement.

7.	This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which counterparts collectively shall constitute one and the same instrument.

8.	Except as amended hereby, all of the terms and conditions of the Employment Agreement are hereby ratified and confirmed, and shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have executed the Amendment as of the date above written.

AMES TRUE TEMPER, INC.		EXECUTIVE

By:	/s/ David M. Nuti	/s/ Duane R. Greenly

Name: David M. Nuti
	Title: Chief Financial Officer	Duane R. Greenly

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